UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2004

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168

(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231

(Address of Principal Executive Offices)	(Zip Code)

(724) 539-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On October 29, 2004, Kennametal Inc. (the “Company”) entered into an unsecured $500 million 5-Year Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A. (as Administrative Agent); Keybank National Association and National City Bank of Pennsylvania (as Co-Syndication Agents); PNC Bank, National Association and JP Morgan Chase Bank (as Co-Documentation Agents); and the Several Lenders from time to time parties thereto.

     The Amendment amends, restates and replaces the Company’s $650 million 3-Year Credit Agreement dated as of June 27, 2002 among the Company, JPMorgan Chase Bank, as Administrative Agent, Fleet National Bank, PNC Bank, National Association, Bank One, NA, and Bank of Tokyo-Mitsubishi Trust Company, as the Co-Syndication Agents, and the lending institutions identified in such Credit Agreement, which was set to expire in June 2005. In addition to the Amendment, the Company and certain of its subsidiaries have and in the future may from time to time engage in ordinary course banking and financial activities with some of the lenders party to the Amendment (or their affiliates) and pay fees to such persons. Similarly, as described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 the Company and certain of its subsidiaries have in the past entered and may enter into foreign currency and interest rate hedging arrangements with counterparties. Existing counterparties include and future counterparties may include one or more of the lenders party to the Amendment (or their affiliates). Lastly, affiliates of JPMorgan Chase Bank and Bank of Tokyo-Mitsubishi Trust Company are the managing agents under our receivables securitization agreement.

     The Amendment contains a revolving loan feature that permits the Company to borrow and repay, and reborrow and repay, certain ABR Loans and/or Multicurrency Loans (based on euros, British Pounds Sterling, Canadian dollars and Japanese Yen and subject to multicurrency borrowing limitations based on such loans’ respective U.S. Dollar equivalents) at the Company’s option. The Amendment also permits the Company to borrow in the form of letters of credit, swingline loans (comparatively short-term cash borrowings), as well as Competitive Bid Loans (of eurodollar based rates or fixed interest rates subject to agreement between the Company and applicable lenders).

     The $500 million borrowing capacity under the Amendment has sublimits as follows: $50 million in standby and trade letters of credit, $100 million for swingline loans and $300 million for multicurrency borrowing. Further, the borrowing capacity under the Amendment could be increased to up to $650 million at the Company’s request if the existing lenders agree to increase their commitments or if the Company adds additional lenders. All borrowings may be prepaid without penalty by the Company under certain circumstances, and all outstanding principal and accrued but unpaid interest must be repaid not later than the Termination Date of October 29, 2009, or earlier upon the occurrence of an event of default or in compliance with the applicable repayment or termination provisions of each borrowing feature provided for in the Amendment.

     The Amendment also contains various affirmative and negative covenants, among other terms and conditions, including financial covenants that require that the Company maintain on a rolling four quarter basis (1) a Consolidated Leverage Ratio of not more than 3:1 and (2) a Consolidated Interest Coverage Ratio of not more than 3.5:1.

     In connection with the Amendment, the Company has agreed to pay specified facilities fees, which will vary on a percentage basis pursuant to a Pricing Grid set forth in the Amendment depending on the Company’s then applicable Consolidated Leverage Ratio, and fees related to standby and trade letters of credit, in addition to interest accruing on borrowings.

     Under the Amendment, Company borrowings will bear interest as follows:

1.	ABR Loans — the greater of Bank of America, N.A.’s announced prime rate or the applicable federal funds rate, plus in either case 0.50%.

2.	Multicurrency Loans — A Eurocurrency Rate plus the Eurocurrency Applicable Margin as set forth in the Pricing Grid.

3.	Competitive Bid Loans — Competitive Bid Loans will be at fixed rates, as negotiated by the Company and any relevant lender.

4.	Swingline Loans — At the Company’s option, at (1) the Eurocurrency Loan Rate or (2) at Bank of America, N.A.’s cost of such funds, plus in either case the Swingline Applicable Margin provided for in the Performance Pricing grid.

5.	Letters of Credit — At the applicable fee rate with respect to the type of letter of credit as set forth in the Pricing Grid.

     The applicable margins and rates depend upon the Consolidated Leverage Ratio in effect at the time of such borrowing set forth in the Pricing Grid.

     Certain significant domestic subsidiaries of the Company have, pursuant to the Amendment, entered into an amended and restated guarantee agreement with respect to the Lenders, pursuant to which such guarantor-subsidiaries have irrevocably guaranteed the payment and performance of the Company’s obligations under the Amendment.

     The Amendment also contains customary events of default, including a cross-default to certain other debt obligations of the Company and certain subsidiaries thereof, any subsidiary guarantee (discussed above) ceasing to be effective, breaches of representations and warranties, change of control events, bankruptcy and breaches of covenants. Upon the occurrence of an event of default, under certain circumstances, the obligations of the Company under the Amendment may become due and payable immediately either automatically or following an action taken by the Administrative Agent.

     The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth above in Item 1.01 with respect to the Amendment is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Amended and Restated Credit Agreement dated as of October 29, 2004 among Kennametal Inc., Bank of America, N.A. (as Administrative Agent); Keybank National Association and National City Bank of Pennsylvania (as Co-Syndication Agents); PNC Bank, National Association and JP Morgan Chase Bank (as Co-Documentation Agents); and the several lenders from time to time parties thereto. Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kennametal Inc.
Date: November 3, 2004	By:	/s/ Timothy A. Hibbard
Timothy A. Hibbard
Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of October 29, 2004 among Kennametal Inc., Bank of America, N.A. (as Administrative Agent); Keybank National Association and National City Bank of Pennsylvania (as Co-Syndication Agents); PNC Bank, National Association and JP Morgan Chase Bank (as Co-Documentation Agents); and the several lenders from time to time parties thereto. Filed herewith.